Exhibit 99.1 March 2020 IR Presentation

Forward-Looking Statements This presentation contains forward-looking statements (“FLS”) which are protected as FLS under the PSLRA, and which are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, “CVI”, “CVR Energy”, “we”, “us” or the Company”) will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future: crude oil capacities; access to crude oil and condensate fields; EBITDA and capacities of our logistics assets; crude oil and condensate production, quality, pricing, price advantages and gathering; pipeline access; fertilizer distribution costs, netback pricing (and maximization thereof), marketing agreements and utilization rates; access to crude oils and shale oils; complexity; optionality of our marketing network; blending and RIN generation; product mix; conversion and distillate yields; strategic value of our locations; cost of operations; throughput and production; favorability of the macro environment including increased shale oil production, takeaway capacity, price advantages, product demand, growth of global economies sustainably or at all, price environment, impacts of IMO 2020 including the ability of the Company to benefit therefrom, exports, unemployment, Renewable Identification Number (“RIN”) prices, regulatory environments, energy developments and exports; crude oil and condensate differentials; crack spreads; diesel demand and gasoline production; demand for light sweet and heavy sour crude oil; exposure to Brent/WTI differential; liquid volume yield; impacts of Tier 3 including sulfur credit pricing, premium/subgrade spreads, octane value, ability of our refineries to comply with sulfur specifications and the impact of our capital projects; dividends and balance sheet strength; strategic initiatives including EHS improvements, RINs exposure, biodiesel blending, development of wholesale or retail businesses, expansion of optionality to process WCS, light shale oil and/or natural gasoline, liquid yield improvement at Wynnewood by 3.5% or at all, reduction of lost opportunities and capture rates; capital expenditures, turnaround expense and turnaround timing and activities; the crude optionality, Isom and HF mitigation projects including the costs, timing, returns, benefits and impacts thereof; global and domestic nitrogen demand and consumption; population growth; amount of arable farmland; biofuels consumption; diet evolution; product pricing and capacities; logistics optionality; rail access and delivery points; sustainability of production; demand growth and supply/demand imbalance; corn demand, stocks, uses, pricing, consumption, production, planting and yield; continued safe and reliable operations; and other matters. You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under “Risk Factors” in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. (“CVI”) or CVR Partners, LP (“UAN”). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Financial Measures Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP. 2

Mission and Values Our Guiding Principles Our mission is to be a top-tier North American petroleum refining and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. 3 3

Company Overview Mid-Continent Focused Refining & Fertilizer Businesses CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries. CVR Energy’s Petroleum segment is the larger of the two businesses and is comprised of two Mid-Continent complex refineries and associated logistics assets. Our Nitrogen Fertilizer business is comprised of our ownership of the general partner and 34 percent of the common units of CVR Partners, LP. Petroleum Segment Fertilizer Segment ➢ 2 strategically located Mid- ➢ CVI owns the general Continent refineries close to partner and 34% of the Cushing, Oklahoma common units of CVR ➢ 206,500 bpd of nameplate crude Partners, LP (NYSE: UAN) oil capacity ➢ 2 strategically located ➢ Direct access to crude oil and facilities serving the condensate fields in the Southern Plains and Corn Anadarko Basin Belt ➢ Complimentary logistic assets ➢ Well positioned to benefit with potential EBITDA of from low feedstock cost approximately $70 million per environment year ➢ Historical space on key pipelines ➢ Consistently maintained provides access to quality and high utilization rates at price advantaged crude oil – production facilities 100% exposure to WTI-Brent ➢ Marketing agreement with differential LSB Industries Pryor, OK, ➢ 97% liquid volume yield & 42% facility’s UAN production distillate yield(1) (1) Based on total throughputs; for the last twelve months ended December 31, 2019 4 4

PETROLEUM SEGMENT

Asset Footprint Strategically Located Assets near Cushing and SCOOP/STACK Mid-Continent Refineries Nameplate crude oil capacity of 206,500 bpd across two refineries • 2019 total throughput of 215,971 bpd Average complexity of 10.8 Located in Group 3 of PADD II Cushing & SCOOP/STACK Centric Refineries are strategically located ~ 100 to 130 miles from Cushing, OK Historical space on key pipelines Access to domestic conventional and locally gathered shale oils and Canadian crude oils Logistics Crude oil gathering system with access to over 250,000 bpd of production across Kansas, Nebraska, Oklahoma and Missouri • 4Q19 SCOOP/STACK gathering increased over 45% Y/Y as we increased focus on these high quality crude oils Logistics asset portfolio includes over 430 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity and 39 LACT units 6

Strategically Located Mid-Con Refineries Multiple Takeaway Options Provide Product Placement Flexibility Marketing Network Optionality ➢ Marketing activities focused in central mid- continent area via rack marketing, supplying customers nearby and at terminals on third- party distribution systems ➢ Rack marketing enables the sale of blended products, allowing CVR to capture the RIN ➢ Majority of refined volumes flow north on Magellan system or NuStar pipelines ➢ Flexibility to ship product south into Texas markets as well ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries 7

High-Quality Refining Assets Favorable Product Mix and Low-Cost Operations Consolidated Favorable High Distillate Yield (1) Consolidated Low Cost Operator(2) (3) Total Throughput(2) Total Production(2) Heavy Canadian (4) Other (5) Other (6) 2% 6% Condensate 6% 6% Midland WTI WTL 7% 1% 215,971 Regional 214,246 Crude Distillate Gasoline bpd 48% 42% bpd 52% WTI 31% (1) Based on crude oil throughputs (2) Based on total throughputs for the last twelve months ended December 31, 2019 (3) Operating expenses based on per barrel of total throughput (4) Currently have pipeline space up to 35,000 bpd but has historically been more economic to sell heavy crude oils in Cushing, Oklahoma (5) Other includes natural gasoline, isobutane, normal butane and gas oil 8 (6) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels fuel.

Favorable Macro Environment Supply and Demand Fundamentals Supportive of Constructive Outlook Feedstock Supply • Increasing U.S. shale oil production • Limited Canadian pipeline and rail takeaway capacity • Access to price-advantaged crude oils • Low natural gas prices benefits Petroleum & Fertilizer segments Source: EIA Product Demand • Global economies aligned for sustainable growth • Sustained product demand driven by: • Lower price environment • Tier 3 Gasoline • IMO 2020 • Exports • Low Unemployment Source: EIA Industry Landscape • Constructive regulatory environment • Positive Energy development in the U.S. • Need to export incremental light crude production should drive sustained Brent – WTI differential Source: EIA 9

Favorable Macro Environment Forward Crack Spreads and Crude Differentials Remain Attractive 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl) $30 $5 NYMEX 2-1-1 Group 3 2-1-1 Brent-WTI Midland - Cushing WTL - WTI $25 $0 $20 ($5) $15 Futures ($10) $10 Futures ($15) $5 $0 ($20) Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 WCS – WTI Differential ($/bbl) WTI-Based ULSD Crack Spread ($/bbl) Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 $0 $35 ($5) $30 ($10) $25 ($15) ($20) $20 ($25) Futures $15 ($30) Futures $10 ($35) ($40) $5 ($45) $0 ($50) Jan-16 Oct-16 Jul-17 Apr-18 Jan-19 Oct-19 Jul-20 Source: Market view as of February 25, 2020 10

Industry Leading Dividend Yield & Leverage Best in Class Dividend and Balance Sheet Current Dividend Yield(1) over 2x Peer Group Average Dividend Payout Ratio Also >2x Peer Average Consistent Dividend Payouts Despite Oil Price Volatility Peer-Leading Leverage Position(1)(2) (1) Based on closing prices on February 25, 2020 (2) Based on balance sheet as of December 31, 2019 11

Strategic Initiatives

Focus on Maximizing Reliability, Increasing Feedstock Flexibility & Premium Production

Initiative	Details
Environmental, Health and Safety	Continue to improve in all Environmental, Health and Safety matters. Safety is Job 1 ✓ 2019 total recordable incident rate declined 11% Y/Y, following a reduction of over 50% in 2018. Process Safety Tier 1 rate for 2019 declined 50% Y/Y. Environmental events in 2019 declined 14% Y/Y, following a reduction of over 35% in 2018.
Focus on Crude Quality & Differentials	Leverage our strategic location and our proprietary gathering system to deliver high quality and cost-efficient crude oil to our refineries ✓ Increased 4Q19 SCOOP gathering by over 45% Y/Y as we eliminated activity in other non-strategic regions. Gathering approx. 140,000 bpd in the SCOOP, working toward 200,000 bpd goal
Reduce our RIN Exposure	Reduce our RIN exposure through increased biodiesel blending and building a wholesale/retail business ✓ Internal RINs generation increased to 22% for 2019, an increase of 25% since the beginning of *'18, in part by blending biodiesel across both refinery racks and selling more aviation fuel*
Expand Coffeyville Feedstock Flexibility	Expand our optionality to process additional light shale oil, condensate and natural gasoline at the Coffeyville refinery ✓ Project under development; potential capital investment of $200M if approved, with expected returns over 40%
Increase Liquid Yields at Wynnewood	Improve liquid yield recovery at the Wynnewood refinery by 3.5% ✓ Benfree repositioning project placed in service 1Q19. Board recently approved Isomerization project; expected capital investment of $117M with expected returns over 40%.
Reduce Lost Opportunities	Reduce lost opportunities and improve capture rates ✓ Total lost profit opportunities for 2019 declined by over 30% from 2018

12

Long-Term Value Creation Projects

Increase Feedstock Flexibility & Improve Liquid Yield at Coffeyville

Crude Optionality at Coffeyville

If approved, this project would increase Coffeyville's capacity to run natural gasoline to 10,000 bpd and/or increase light shale crude oil and condensate processing

- Additional naphtha hydrotreating capacity
- Additional C5 / C6 isomerization capacity
- Create Tier III gasoline flexibility / premium production

Schedule A engineering design is complete and now finalizing detailed cost estimate

Timing for completion is expected to be in 2023

Total capital cost currently estimated at approximately $200 million

Group 3 Gasoline vs. Conway Natural Gasoline ($/gal)



$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
YTD Spread ~$0.40/gal, nearly $17/bbl
Group 3 Suboctane
Conway Natural Gasoline
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20

The impact of Tier 3 Gasoline specs on this spread in 2020 is yet to be determined

Project Economics

Total Capital Spend Estimate: $200 million

Expected Internal Rate of Return: 40% or higher

Potential Annual EBITDA Uplift: $80 million+(1)

(1) A reconciliation of this non-GAAP measure has not been provided because the method by which the project could be funded has not been determined. Further, changes in project cost estimates and timing of cash flows could have a significant impact on a reconciliation of projected EBITDA to net income.

13

Long-Term Value Creation Projects

Increase Feedstock Flexibility & Improve Liquid Yield

CVR Energy

Isomerization Unit at Wynnewood

Intended to:

- Run more SCOOP/STACK light crude oils and condensates
- Improve liquid volume yield and increase distillate yield
- Increase capability to produce additional premium gasoline (typically >$0.25/gal. uplift)
- Reduce benzene content of gasoline – generate more credits

Schedule A design work is complete, including detailed engineering and equipment purchases

Achieved Board approval at the end of 2019, subject to continuing internal project approval processes

Project completion targeted for 2022

Group 3 Premium Gasoline Spread over Subgrade ($/gal)



YTD Spread ~$0.25/gal, over $10.50/bbl
$0.70
$0.60
$0.50
$0.40
$0.30
$0.20
$0.10
$0.00
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
Aug-18
Feb-19
Aug-19
Feb-20

Project Economics

Total Capital Spend Estimate: $117 million

Expected Internal Rate of Return: 40% or higher

Potential Annual EBITDA Uplift: $34 million

14

Long-Term Value Creation Projects Environmental Mitigation Project with Liquid Yield Enhancement KSAAT Project at Wynnewood HF Mitigation Project at Wynnewood Intended to: ➢ Eliminate the use of hydrofluoric (HF) acid catalyst in the alkylation unit ➢ Also expected to increase liquid yield and production of premium gasoline at Wynnewood HF mitigation alone would cost approximately $36 million with no EBITDA uplift. Currently evaluating multiple technologies to replace the HF acid catalyst while also adding yield enhancements. Expect to complete Schedule A engineering design in Project Economics and select a technology by the end of 2020 Total Capital Spend Estimate: $90 million If approved, timing for project completion is expected to Expected Internal Rate of Return: 40% or higher on be in 2023 net spending of $54 million Potential to implement similar design at Coffeyville Potential Annual EBITDA Uplift: $29 million+(1) (1) A reconciliation of this non-GAAP measure has not been provided because the method by which the project could be funded has not been determined. Further, changes in project cost estimates and timing of cash flows could have a significant impact on a reconciliation of projected EBITDA to net income. 15

Capital Expenditures and Turnarounds Disciplined Approach to Capital Spending $250 2020 Total Capex budget of $105M - $115M $200 Environmental and Maintenance spending $150 planned at $55M - $60M $M $100 Growth capex budgeted at $50M - $55M $50 ➢ Approximately $45M - $55M of growth-related $0 projects will require additional approvals before 2015 2016 2017 2018 2019 2020e moving forward Environmental & Maintenance Growth $250 2019 Turnaround spending planned at $145M - $155M $200 Coffeyville refinery planned turnaround began $150 at the end of February. Expected 40 to 50-day $M turnaround at a total cost of $130 to $140 $100 million. $50 ➢ 2020 budget includes some planning costs ahead of the Wynnewood 2021 turnaround $0 2015 2016 2017 2018 2019 2020e Turnaround spending Note: As December 31, 2019 16

FERTILIZER SEGMENT

Solid Trends in Fertilizer Demand Growth Global and Domestic Demand for Nitrogen Remains Strong Global nitrogen consumption increased Global Nitrogen Consumption by 15% between 2008 and 2018 driven by: 140 ➢ Population growth 130 120 ➢ Decrease in arable farmland per capita 110 ➢ Biofuel consumption 100 90 ➢ Continued evolution to more protein- Million Tonnes 80 based diets in developing countries 70 60 50 2010 2011 2012 2013 2016 2017 2018 2019 2022 2023 2024 2025 2028 2029 2030 2014 2015 2020 2021 2026 2027 Global Arable Land per Capita US Nitrogen Consumption 14.0 13.5 13.0 12.5 12.0 11.5 Million Million Tonnes 11.0 10.5 10.0 2012 2013 2014 2016 2017 2018 2020 2021 2022 2024 2025 2026 2028 2029 2030 2010 2011 2015 2019 2023 2027 Source: Fertecon, World Bank 18

U.S Nitrogen Supply & Demand Domestic Supply and Demand Picture is More Balanced Corn Stocks to Use Compared to Netback Fertilizer Pricing US Nitrogen Supply ➢ Nitrogen fertilizers represent approximately 15% of farmers’ cost structure and significantly improves yields ➢ UAN prices increased $26/ton from 2018 to 2019, or 15% Y/Y ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018. Additional tons have been absorbed by the market, though imports have increased recently following EU tariffs on Russia and Trinidad ➢ Product demand currently expected to exceed new supply for the next several years Source: NPK Fertilizer Consultant, USDA, Blue Johnson and Associates, Inc. 19

Strong Demand for Corn in the U.S.

Increasing Corn Consumption is Positive for Nitrogen Demand

- Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI)
- Feed grains
  - ~96% of domestic feed grains are supplied by corn
  - Consumes ~37% of annual corn crop(1)
- Ethanol
  - Consumes ~38% of annual corn crop(1)
- Corn production driven more by yield than acres planted
- Nitrogen is low on the cost curve for farmers

U.S. Domestic Corn Use



(Bushels in billions)
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
'99 - '19 CAGR: 2.5%
1980
1982
1984
1986
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Feed / Residual Use
Ethanol
Seed & Industrial

Domestic Corn Planted Acres and Yield per Acre



Million planted acres
Bushels per harvested acre
120
100
80
60
40
20
0
200
180
160
140
120
100
80
60
40
20
0
1926
1930
1934
1938
1942
1946
1950
1954
1958
1962
1966
1970
1974
1978
1982
1986
1990
1994
1998
2002
2006
2010
2014
2018
Planted acres
Yield per acre

Source: USDA Economic Research Service and USDA WASDE.

(1) Based on 2015 – 2019 average.

20

Strategically Located Assets Well-Positioned in Premium Pricing Regions ➢ Large geographic footprint serving the Southern Plains and Corn Belt region ➢ Well positioned to minimize distribution costs and maximize net back pricing ➢ New rail loading rack at Coffeyville increases logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points ➢ Production sustainability due to storage capabilities at the plants and offsite locations ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production 21

Key Operating Statistics Consistent High Utilization at Both Facilities Consolidated Production Volumes Ammonia Utilization(1) Consolidated Feedstocks Costs(2) Consolidated Sales Revenue(2)(3) Urea Products 6% Hydrogen 10% Natural Ammonia Gas 26% 45% UAN Pet Coke 69% 45% (1) Adjusted by planned turnarounds. (2) For the last twelve months ended December 31, 2019. 22 (3) Excludes freight.

Capital Expenditures and Turnaround Expenses Primarily Focused on Maintenance Spending 2020 Total Capex budget of $23M - $27M East Dubuque Merger on April 1, 2016 $30 Environmental and Maintenance spending planned at $19M - $21M $25 $20 Growth capex budgeted at $4M - $6M $15 $M ➢ Growth capex budget comprised of a number of $10 smaller projects $5 $0 2015 2016 2017 2018 2019 2020e Maintenance Growth East Dubuque 2020 Turnaround spending planned at $8M Merger on $10.0 April 1, 2016 Coffeyville turnaround scheduled for the Fall of $8.0 2020 $6.0 East Dubuque turnaround completed in $M $4.0 October 2019 $2.0 Coffeyville and East Dubuque are on alternating two-year turnaround schedules $0.0 2015 2016 2017 2018 2019 2020e Turnaround spending Note: As of June 30, 2019 23

APPENDIX

Non-GAAP Financial Measures EBITDA represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense. Adjusted EBITDA as it relates only to our Fertilizer segment represents EBITDA adjusted to exclude consolidated turnaround expense and other non-recurring items which management believes are material to an investor’s understanding of the Company’s underlying operating results. Available Cash for Distribution represents Adjusted EBITDA reduced for cash reserves established by the board of directors of CVR Partners, LP’s general partner for (i) debt service, (ii) maintenance capital expenditures, (iii) turnaround expenses and, to the extent applicable, (iv) reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, if any. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the board of directors of CVR Partners L.P.’s general partner. Direct Operating Expenses per Throughput Barrel represents direct operating expenses for the Company’s Petroleum segment divided by total throughput barrels for the period, which is calculated as total throughput barrels per day times the number of days in the period. Refining Margin represents the difference between the Company’s Petroleum segment net sales and cost of materials and other. Refining Margin adjusted for Inventory Valuation Impact represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories recognized in prior periods. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes we hold in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry. Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel represents Refining divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period. Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document 25

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	2015	2016	2017	2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019	2019
Net Income	$ 350	$ 10	$ 258	$ 366	$ 102	$ 128	$ 104	$ 28	$ 362
Add: Interest expense and other financing costs, net of interest income	47	83	109	102	26	26	26	24	102
Add: Income tax expense (benefit)	105	(19)	(220)	79	35	41	34	19	129
Add: Depreciation and amortization	199	229	258	274	67	78	71	71	287
EBITDA	**$ 701**	**$ 303**	**$ 405**	**$ 821**	**$ 230**	**$ 273**	**$ 235**	**$ 142**	**$ 880**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	1Q 2019	2Q 2019	3Q 2019	4Q 2019	2019
Refining margin	$ 317	$ 308	$ 334	$ 244	$ 1,203
Divided by: total throughput barrels	19	20	20	20	79
Refining margin per throughput barrel	$ 16.55	$ 15.66	$ 16.34	$ 12.47	$ 15.26
Inventory valuation impacts	$ (32)	$ -	$ 1	$ (12)	$ (43)
Refining margin, excluding inventory valuation impacts	285	308	335	232	1,160
Divided by: total throughput barrels	19	20	20	20	79
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 14.88**	**$ 15.68**	**$ 16.37**	**$ 11.86**	**$ 14.71**

Direct Operating Expense per throughput barrel	1Q 2019	2Q 2019	3Q 2019	4Q 2019	2019
Direct operating expenses	$ 92	$ 91	$ 86	$ 91	$ 359
Throughput (bpd)	221,481	212,806	216,283	212,729	215,840
Total Throughput (mm bbls)	20	19	20	20	79
Direct operating expenses per total throughput barrel	**$ 4.45**	**$ 4.75**	**$ 4.40**	**$ 4.63**	**$ 4.56**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q19. These amounts are unaudited.

26

Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019	2019
Net Income (loss)	$ 62	$ (27)	$ (73)	$ (50)	$ (6)	$ 19	$ (23)	$ (25)	$ (35)
Add: Interest expense and other financing costs, net of interest income	7	49	63	63	16	16	16	16	63
Add: Income tax expense (benefit)	-	0	0	(0)	(0)	0	-	0	(0)
Add: Depreciation and amortization	28	58	74	72	17	25	18	20	79
EBITDA	**$ 97**	**$ 80**	**$ 64**	**$ 84**	**$ 26**	**$ 60**	**$ 11**	**$ 11**	**$ 107**
Add: Turnaround expenses	7	7	3	6	-	0	7	3	10
Add: Loss on extinguishment of debt	-	5	-	-	-	-	-	-	-
Add: Expenses associated with the East Dubuque Facility acquisition	2	3	-	-	-	-	-	-	-
Adjusted EBITDA	**$ 107**	**$ 95**	**$ 67**	**$ 90**	**$ 26**	**$ 60**	**$ 18**	**$ 14**	**$ 117**

(In USD Millions)

CVR Partners, LP	2015	2016	2017	2018	1Q 2019	2Q 2019	3Q 2019	4Q 2019	2019
Adjusted EBITDA	$ 107	$ 95	$ 67	$ 90	$ 26	$ 60	$ 18	$ 14	$ 117
Less: Debt service	(6)	(46)	(60)	(59)	(15)	(15)	(15)	(15)	(60)
Less: Maintenance capital expenditures	(10)	(14)	(14)	(15)	(3)	(1)	(7)	(7)	(18)
Less: Turnaround expenses	(7)	(7)	(3)	(6)	-	(0)	(7)	(3)	(10)
Less: Cash reserves for future operating needs	-	-	-	-	-	(5)	-		(5)
Less: Cash reserves for future turnaround expenses	(8)	-	-	-	-	(7)	-		(7)
Less: Cash reserves for maintenance capital expenditures	-	-	-	-	-	(16)	-		(16)
Less: Expenses associated with East Dubuque Facility acquisition	(2)	(3)	-	-	-	-	-		-
Add: Impact of purchase accounting	-	13	-	-	-	-	-		-
Add: Available cash associated with East Dubuque 2016 first quarter	-	6	-	-	-	-	-		-
Add: Release of previously established cash reserves	7	-	-	-	-	-	18	7	26
Available cash for distribution	**$ 81**	**$ 45**	**$ (10)**	**$ 10**	**$ 8**	**$ 15**	**$ 8**	**$ (4)**	**$ 27**

27

Non-GAAP Financial Measures Reconciliation of Projected Logistics Net Income to Projected Logistics EBITDA (Annual, USD Millions) Projected Logistics Net Income $ 49 to $ 55 Income tax expense 10 to 12 Depreciation & amortization 6 to 8 Projected Logistics EBITDA $ 65 to $ 75 Reconciliation of Projected Isomerization Project Net Income to Projected Isomerization Project EBITDA (Annual, USD Millions) Projected Isomerization Project Net Income $ 21 Income tax expense 7 Depreciation & amortization 6 Projected Isomerization Project EBITDA (1) $ 34 (1) Represents the lowest projected uplift 28

2020 Estimated Capital Expenditures 2019 Actual 2020 Estimate (1)(2) Maintenance Growth Total Maintenance Growth Total Low High Low High Low High Petroleum $ 79 $ 10 $ 89 $ 55 $ 60 $ 50 $ 55 $ 105 $ 115 Nitrogen Fertilizer 18 2 20 19 21 4 6 23 27 Other 5 - 5 5 8 - - 5 8 Total $ 102 $ 12 $ 114 $ 79 $ 89 $ 54 $ 61 $ 133 $ 150 (1) Total 2020 estimated capital expenditures includes approximately $45 to $55 million of growth-related additional approvals before commencement (2) Total 2020 estimated capital expenditures does not include planned Turnaround spending of $145 to $155 million 29

Simplified Organizational Structure 30